EXHIBIT 1

                             Joint Filing Agreement


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock, par value $.01 per share, of Cox Technologies, Inc., an Arizona corporation, and further agree that this Joint Filing Agreement be included as exhibit to such joint filings. In evidence thereof, the undersigned parties, each being duly authorized, hereby execute this Agreement on the 20th day of March 2000.


                                              /S/ BRIAN D. FLETCHER
                                              -----------------------------
                                              Brian D. Fletcher


                                              /S/ KURT C. REID
                                              -----------------------------
                                              Kurt C. Reid


                                              TECHNOLOGY INVESTORS, LLC

                                              By: /S/ BRIAN D. FLETCHER
                                                 --------------------------
                                                    Brian D. Fletcher, Manager

                                              By: /S/ KURT C. REID
                                                 --------------------------
                                                    Kurt C. Reid, Manager